Exhibit 10.2

Execution Version

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), dated as of August 7, 2024, by and among GSE Systems, Inc., a Delaware corporation (the “Borrower”) and the other entities listed on the signature pages hereto (each, a “Grantor” and together with the Borrower, the “Grantors”), and Nuclear Engineering Holdings LLC, a Delaware limited liability company (the “Secured Party”).

WHEREAS, the Borrower has issued to the Secured Party that certain Senior Secured Promissory Note, dated as of the date hereof, in the principal amount of $1,398,447.50 (as amended and in effect from time to time, the “Note”);

WHEREAS, the Grantors (other than the Borrower) have delivered to the Secured Party that certain Guaranty Agreement dated as of the date hereof (as amended and in effect from time to time, the “Guaranty”) pursuant to which such Grantors have jointly and severally guaranteed the obligations of the Borrower owing to the Secured Party pursuant to the Notes and this Agreement;

WHEREAS, it is a condition precedent to the Secured Party agreeing to make loans or otherwise extend credit to the Borrower under the Note that the Grantors execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Grantors wish to grant security interests in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Note.  All terms defined in the Uniform Commercial Code of the State (as hereinafter defined) and used herein shall have the same definitions herein as specified therein, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9, and the following terms shall have the following meanings:

“Excluded Account” means, collectively: (a) any tax, trust, escrow, custodian, fiduciary, or payroll account (including, without limitation, accounts used for payroll, payroll taxes, workers’ compensation or unemployment compensation premiums or benefits and other employee wage and benefit payments to or for the benefit of any Grantor’s employees or for other trust or fiduciary purposes of any Grantor or accounts of any Grantor used specifically and exclusively for withholding any other taxes required to be collected or withheld by any Grantor (including, without limitation, federal and state sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges) for which any Grantor is or may reasonably be expected to be liable), so long as such deposit account contains only funds to be used exclusively for taxes, trust obligations and payroll obligations; (b) zero balance accounts; (c) accounts used exclusively for cash collateral as permitted by the terms of the Transaction Documents, (other than with respect to cash collateral securing the Obligations); and (d) other deposit accounts, so long as at any time the balance in all such accounts does not exceed $100,000 in the aggregate.

“Excluded Property” means, collectively, with respect to each Grantor: (a) any owned or leased real property; (b) any trademarks, patents, copyrights, domain names, intellectual property license rights and intellectual property record and other IP Rights for which a Lien thereon is not perfected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office; (c) unless requested by the Secured Party, any personal property (other than personal property described in clause (b) above) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code; (d) any property which is subject to a Lien in connection with purchase money financing, capital lease, equipment lease or similar financing or purchase terms that is permitted by the Transaction Documents and, pursuant to documents evidencing such permitted Lien, prohibits Grantor from granting any other Liens in such property; (e) Excluded Accounts; (f) any contract, lease, permit, license or any contractual obligation entered into by Grantor (i) that prohibits or requires the consent of any Person other than Grantor and its Affiliates (which consent has not been obtained) as a condition to the creation by Grantor of a Lien on any right, title or interest in such permit, license or contractual obligation or any equity interest related thereto or that would be breached or give the other party to the right to terminate such permit, license or contractual obligation as a result thereof or (ii) to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition or requirement for consent in clauses (i) and (ii), to the extent, and for as long as, such prohibition or requirement for consent (y) was not entered into in contemplation of the Note or this Agreement and (z) is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other requirement of law or by the receipt of the applicable Person whose consent is required; (g) any “intent to use” trademark application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto; (h) “margin stock” to the extent the creation of a security interest therein in favor of Secured Party will result in a violation of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States; (i) any governmental licenses or state or local franchises, charters, and authorizations to the extent a security interest therein is prohibited or restricted by Law, other than proceeds and receivables therefrom; (j) pledges and security interests prohibited or restricted by Law (no requirement to obtain the consent of any governmental authority or third party, including, without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute), other than proceeds and receivables therefrom; (k) interests in joint ventures and non-wholly-owned subsidiaries that cannot be pledged without the consent of third parties, to the extent such joint ventures and non-wholly- owned subsidiaries are permitted by the terms of the Transaction Documents or otherwise approved by the Secured Party; and (l) any voting stock of any Subsidiary of any Grantor that is a controlled foreign corporation (as defined in Section 957 of the Code (a “CFC”)), any Subsidiary substantially all of the assets of which constitute the Equity Interests of CFCs (an “FSHCO”) or a Subsidiary that is held directly or indirectly by a CFC or an FSHCO in excess of 65% of the total combined voting power of all classes of stock of first tier CFCs and FSHCOs of Grantor that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the United States Treasury Regulations).

“Event of Default” means the occurrence of any “Event of Default” under and as defined in the Note, or the failure of any Grantor to comply with any term or covenant of any Transaction Document (including this Agreement) to which it is a party.

“Guarantors” means, collectively, each subsidiary of the Borrower which provides a guarantee of all or any portion of the Obligations of the Borrower to the Secured Party, including, without limitation, GSE Performance Solutions, Inc., Hyperspring, LLC, Absolute Consulting, Inc., GSE True North Consulting, LLC, and GSE Design & Analysis, LLC.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, lien (statutory or otherwise), encumbrance, conditional sale agreement, capital lease, financing lease, deposit arrangement, title retention agreement, and any other agreement, trust or arrangement that in substantial substance secures payment or performance of an obligation.

“Obligations” means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower or any Guarantor (including, without limitation, any Grantor) to the Secured Party in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, this Agreement) and related transaction documents, and whether incurred by the Borrower or any Guarantor (including, without limitation, any Grantor) alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all reasonable and documented expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any Transaction Document (including this Agreement), any transaction document related thereto or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s interest in any Collateral, whether or not directly relating to the enforcement of this Agreement, the Note, any other Transaction Document and any transaction document related thereto.

“Permitted Lien” means any of the following: (a) mechanics and materialman Liens and other statutory Liens (including Liens for taxes, fees, assessments and other governmental charges or levies; Liens for workers’ compensation, unemployment insurance, old age benefit and other types of social security) in respect of any amount (i) which is not at the time overdue or (ii) which may be overdue but the validity of which is being contested at the time in good faith by appropriate proceedings, in each case so long as the holder of such Lien has not taken any action to foreclose or otherwise exercise any remedies with respect to such Lien; (b) Liens in favor of Secured Party; (c) Liens existing on the date of this Agreement and listed on Schedule I attached hereto and any renewals or extensions thereof; provided that (i) no additional property shall be covered thereby, and (ii) the amount secured or benefited thereby is not increased except as permitted by the Transaction Documents; (d) Liens to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations; provided, that in each such case such Liens (i) were not incurred or made in connection with the incurrence or maintenance of the borrowing of money or the obtaining of advances or credit, and (ii) do not, in the aggregate, materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of the business of any Grantor; (e) leases or subleases granted to others, easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, minor title defects or irregularities in title and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of any Grantor, provided that such Liens do not, in the aggregate, materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of the business of Grantor; (f) any attachment or judgment Liens not constituting an Event of Default under the Transaction Documents; (g) Liens securing purchase money debt permitted by the Transaction Documents, provided that (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed, (ii) the principal amount secured by any such Lien shall at no time exceed an amount equal to the lesser of (1) the cost to the applicable Grantor of the property (or improvement thereon) so acquired or constructed and (2) the fair market value (as determined in good faith by the board of directors of GSE Systems, Inc.) of such property (or improvement thereon) at the time of such acquisition or construction, and (iii) any such Lien shall be created contemporaneously with, or within 90 days after, the acquisition or construction of such property; (h) Liens securing capital leases permitted by the terms of the Transaction Documents; (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into any Grantor or becoming a Subsidiary of any Grantor, or any Lien existing on any property acquired by any Grantor at the time such property is so acquired (whether or not the indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been incurred, created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired; (j) any interest or title of a lessor or sublessor under any lease and any interest of a licensor under a license, in each case to the extent the foregoing does not materially detract from or interfere with the use of such lease or license by any Grantor and not prohibited by the Transaction Documents; (k) Liens arising from the filing of precautionary Uniform Commercial Code financing statements with respect to any lease permitted by the Transaction Documents; (l) non-exclusive licenses and sublicenses granted by any Grantor and leases and subleases to third parties in the ordinary course of business, provided that such licenses or subleases do not, in the aggregate, materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of, or interfere with the business of, such Grantor; (m) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under Section 4-208 of the Uniform Commercial Code; (n) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits; (o) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (p) Liens on unearned insurance premiums securing the financing thereof to the extent such financing is permitted under the terms of the Transaction Documents; (q) Liens solely on any cash earnest money deposits in connection with any letter of intent or purchase agreement with respect to an Acquisition that is permitted by the Transaction Documents or otherwise approved by Secured Party; (r) Liens on cash collateral securing letters of credit, purchase cards and similar obligations, treasury obligations, hedging obligations (entered into in the ordinary course of business for bona fide hedging purposes relating to cash-flow currency risks and not for speculation) and similar obligations permitted by the terms of the Transaction Documents; (s) Liens securing commercial revolving lines of credit permitted by the terms of the Transaction Documents; (t) other Liens not described above securing obligations other than indebtedness for borrowed money; provided that the aggregate outstanding amount of the obligations secured thereby does not exceed $100,000 at any time; and (u) Liens which are permitted in writing by the Secured Party in its sole and absolute discretion.

“State” means the State of Delaware.

“Transaction Documents” has the meaning given in the Note.

2.            Grant of Security Interest.

2.1.          Grant; Collateral Description.  Each Grantor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Party the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and all Supporting Obligations given by any Person with respect thereto (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts and receivables (including health-care-insurance receivables), IP Rights, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).  Notwithstanding the foregoing or anything else contained herein, “Collateral” shall not include and no security interest shall granted or be deemed granted in any Excluded Property.

2.2.         Commercial Tort Claims.  The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to each Grantor’s compliance with §4.7.

3.           Authorization to File Financing Statements.  Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in the proper filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.  Each Grantor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s reasonable request.

4.          Other Actions.  Further to ensure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, each the Grantor agrees, in each case at such Grantor’s expense, to take the following actions with respect to the following Collateral and without limitation on the Grantor’s other obligations contained in this Agreement:

4.1.       Promissory Notes and Tangible Chattel Paper.  If a Grantor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper with an aggregate value for all such promissory notes or tangible chattel paper in excess of $250,000, such Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2.        Deposit Accounts.  For each deposit account that is part of the Collateral that a Grantor, now or at any time hereafter, opens or maintains such Grantor shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply without further consent of such Grantor, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with such Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account.  The Secured Party agrees with each Grantor that the Secured Party shall not give any such instructions or withhold any withdrawal rights from such Grantor, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Transaction Documents, would occur.  Notwithstanding the foregoing or anything contained in the Transaction Documents to the contrary, the provisions of this paragraph shall not apply to Excluded Accounts.  Furthermore, notwithstanding the foregoing or anything contained in the Transaction Documents to the contrary, the Grantor shall have 45 Business Days from the date of this Agreement to comply with the provisions set forth in the first sentence of this paragraph.

4.3.         Investment Property.  If any Grantor shall, now or at any time hereafter, hold or acquire any certificated securities that are part of the Collateral, such Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.  If any securities now or hereafter acquired by a Grantor that are part of the Collateral are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly (but in any event within five Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the issuer to agree to comply without further consent of such Grantor or such nominee, at any time with instructions from the Secured Party as to such securities, or (b) arrange for the Secured Party to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by a Grantor that are part of the Collateral are held by a Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly (but in any event within five Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Grantor or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with such Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property.  The Secured Party agrees with each Grantor that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4.        Collateral in the Possession of a Bailee.  If any Collateral with an aggregate value in excess of $250,000 is, now or at any time hereafter, in the possession of a bailee, the applicable Grantor shall promptly notify the Secured Party thereof and, at the Secured Party’s reasonable request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and such bailee’s agreement to comply, without further consent of such Grantor, at any time with instructions of the Secured Party as to such Collateral.

4.5.         Electronic Chattel Paper, Electronic Documents and Transferable Records.  If a Grantor, now or at any time hereafter, holds or acquires an interest in any Collateral that is electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Secured Party agrees with each Grantor that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the applicable Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the applicable Grantor with respect to such electronic chattel paper, electronic document or transferable record.  The provisions of this §4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6.         Letter-of-Credit Rights.  If a Grantor is, now or at any time hereafter, a beneficiary under a letter of credit with a stated amount in excess of $100,000, or if a Grantor is a beneficiary under letters of credit not assigned to the Secured Party with an aggregate stated amount in excess of $250,000, such Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (b) arrange for the Secured Party to become the transferee beneficiary of the letter of credit.

4.7.        Commercial Tort Claims.  If a Grantor shall, now or at any time hereafter, hold or acquire a commercial tort claim in excess of $250,000, the Grantor shall promptly notify the Secured Party in a writing signed by such Grantor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.8.         Other Actions as to any and all Collateral.  Each Grantor further agrees, upon the request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that such Grantor’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Secured Party, including any consent of any licensor, lessor or other Person obligated on Collateral, (e) at any time following and during the continuance of an Event of Default, obtaining waivers from mortgagees and landlords of the Grantor’s primary place of business, in form and substance reasonably satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5.           Representations and Warranties Concerning a Grantor’s Legal Status.  Each Grantor has, on the date hereof, delivered to the Secured Party a certificate signed by such Grantor and entitled “Perfection Certificate” (each, a “Perfection Certificate”).  Each Grantor represents and warrants to the Secured Party as follows: as of the date hereof (a) such Grantor’s exact legal name is that indicated on its Perfection Certificate and on the signature page hereof, (b) such Grantor is an organization of the type, and is organized in the jurisdiction, set forth in its Perfection Certificate, (c) its Perfection Certificate accurately sets forth such Grantor’s organizational identification number or accurately states that such Grantor has none, (d) its Perfection Certificate accurately sets forth such Grantor’s place of business or, if more than one, its chief executive office, as well as such Grantor’s mailing address, if different, (e) all other information set forth on its Perfection Certificate pertaining to such Grantor is accurate and complete, and (f) there has been no change in any of such information since the date on which its Perfection Certificate was signed by such Grantor.

6.           Covenants Concerning Grantor’s Legal Status.  Each Grantor covenants with the Secured Party as follows: (a) without providing at least ten days prior written notice to the Secured Party, such Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Grantor does not have an organizational identification number and later obtains one, such Grantor will forthwith notify the Secured Party of such organizational identification number, and (c) without providing at least ten days prior written notice to the Secured Party, such Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

7.           Representations and Warranties Concerning Collateral, Etc.  Each Grantor further represents and warrants to the Secured Party as follows: (a) such Grantor is the owner of or has other rights in or power to transfer the Collateral of such Grantor, free from any right or claim of any Person or any adverse lien, except for the security interest created by this Agreement and the Permitted Liens, (b) [reserved], (c) such Grantor holds no commercial tort claim except as indicated on such Grantor’s Perfection Certificate, (d) all other information set forth on such Grantor’s Perfection Certificate pertaining to the Collateral is accurate and complete, and (e) there has been no material change in any of such information since the date on which such Grantor’s Perfection Certificate was signed by such Grantor.

8.           Covenants Concerning Collateral, Etc.  Each Grantor further covenants with the Secured Party as follows: (a) other than inventory sold in the ordinary course of business consistent with past practices and other dispositions of property permitted by the terms of this Agreement and the Transaction Documents, the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at those locations listed on such Grantor’s Perfection Certificate and such Grantor will not remove the Collateral from such locations, without providing at least ten Business Days prior written notice to the Secured Party, (b) except for the security interest herein granted, such Grantor shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person or any Lien (other than Permitted Liens), and such Grantor shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Party (other than Permitted Liens), (c) other than in favor of the Secured Party or with respect to any Permitted Lien, such Grantor shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any Lien in the Collateral in favor of any Person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any Person as secured party, (d) the Grantor will permit the Secured Party, or its designee, upon advance written notice to the Grantor, to inspect the Collateral during normal business hours, wherever located, (e) such Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, except as may be contested in good faith by appropriate proceedings, (f) such Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral, or any interest therein except for, so long as no Event of Default has occurred and is continuing, dispositions of obsolete or worn-out property, the granting of non-exclusive licenses in the ordinary course of business, the sale of inventory in the ordinary course of business consistent with past practices and other dispositions of property not to exceed $500,000 in any fiscal year of Grantor; and (g) upon the occurrence and during the continuance of an Event of Default, the Grantor will promptly upon Secured Party’s request, take all steps necessary to protect Secured Party’s interest in the Collateral under the Federal Assignment of Claims Act, including making direct assignment to Secured Party under the Federal Assignment of Claims Act of the payments due or to become due under any contract between Grantor and the United States or any department or agency thereof.

9.            Collateral Protection Expenses; Preservation of Collateral.

9.1.       Expenses Incurred by Secured Party. In the Secured Party’s discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees or insurance premiums, in each case if a Grantor fails to do so after written notice by Secured Party.  Each Grantor agrees to reimburse the Secured Party on demand for all documented expenditures so made.  The Secured Party shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

9.2.         Secured Party’s Obligations and Duties.  Anything herein to the contrary notwithstanding, each Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder.  The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times.  The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9- 207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

10.         Securities and Deposits. The Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations.  Whether or not any Obligations are due, the Secured Party may, following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.  Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Grantor may at any time be applied to or set off against any of the Obligations then due and owing.

11.          Notification to Account Debtors and Other Persons Obligated on Collateral.  If an Event of Default shall have occurred and be continuing:

(a)          each Grantor shall, at the request and option of the Secured Party, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor;

(b)          the Secured Party may itself, without notice to or demand upon any Grantor, so notify account debtors and other Persons obligated on Collateral;

(c)           after the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Grantor as trustee for the Secured Party, for the benefit of the Secured Party, without commingling the same with other funds of such Grantor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments; and

(d)           the Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral and received by the Secured Party to the payment of the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

12.          Power of Attorney.

12.1.       Appointment and Powers of Secured Party.  Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(a)          upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at such Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Grantor might do, including (i) upon written notice to such Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)          to the extent that such Grantor’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without such Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature.

12.2.        Ratification by Grantor.  To the extent permitted by law, the Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

12.3.       No Duty on Secured Party.  The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to each Grantor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

13.          Rights and Remedies.

13.1.       General. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon any Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as such Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  The Secured Party may in its discretion require each Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Grantor’s principal office(s) or at such other locations as the Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to such Grantor at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Each Grantor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice.  In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

14.         Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of the Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of such Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this §14 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §14.  Without limitation upon the foregoing, nothing contained in this §14 shall be construed to grant any rights to any Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §14.

15.         No Waiver by Secured Party, etc.  The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party.  No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

16.         Suretyship Waivers by Grantor. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any such Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.  The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §9.2.  Each Grantor further waives any and all other suretyship defenses.

17.        Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

18.          Proceeds of Dispositions; Expenses.  The Grantor shall pay to the Secured Party on demand any and all reasonable and documented expenses, including reasonable attorneys’ fees and disbursements, actually incurred or paid by the Secured Party in protecting or preserving the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral and any such expenses actually incurred in releasing any security interest granted hereunder and, in addition, the Grantor shall pay to the Secured Party on demand any and all documented expenses, including reasonable attorneys’ fees and disbursements, actually incurred or paid by the Secured Party in enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the SPA, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Grantor.  In the absence of final payment and satisfaction in full of all of the Obligations, the Grantor shall remain liable for any deficiency.

19.          Overdue Amounts.  Until paid, all amounts due and payable by a Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Transaction Documents.

20.       Governing Law; Consent to Jurisdiction.  THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF DELAWARE AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF DELAWARE.  EACH COMPANY AND THE SECURED PARTY EACH AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER ACTION BROUGHT BY SUCH PERSON ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED ON THE SIGNATURE PAGE OF EACH PARTY HERETO.  EACH COMPANY AND THE SECURED PARTY EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT BROUGHT IN THE STATE OF NEW YORK OR ANY COURT SITTING THEREIN OR THAT A SUIT BROUGHT THEREIN IS BROUGHT IN AN INCONVENIENT COURT.

21.       Waiver of Jury Trial.  EACH COMPANY AND THE SECURED PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, each Grantor and the Secured Party each waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Each Grantor (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into this Agreement and any other Transaction Document to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this §21.

22.          Notices.  All notices, requests and other communications hereunder shall be made in the manner set forth in the SPA.

23.       Amendment and Restatement.  Notwithstanding this amendment and restatement of the Original Security Agreement, (i) all of the indebtedness, liabilities and obligations owing by the Grantor or any other person under the Original Security Agreement shall continue as obligations hereunder, as amended hereby, and shall be and remain secured by this Agreement, (ii) the security interest granted by the Grantor to the Secured Party, in all of the Grantor’s rights, title and interests in, to and under the assets and properties of the Grantor pursuant to the Original Security Agreement (the “Existing Security Interest”) shall continue as a security interest hereunder, as amended hereby, and (iii) this Agreement is given as a substitution of, and not as a payment of the indebtedness, liabilities and obligations of the Grantor under the Original Security Agreement and neither the execution and deliver of this Agreement nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Original Security Agreement or the Existing Security Interest created thereunder.

24.         Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon each Grantor and its successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  Each Grantor acknowledges receipt of a copy of this Agreement.

25.        Release of Collateral.  Upon a sale, transfer or other disposition of any Collateral permitted by the Documents, such Collateral shall automatically be released from the Liens created hereby, and all rights to such Collateral shall automatically revert to the applicable Grantor; and Secured Party, at the required and sole expense of such Grantor, shall promptly execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  Secured Party agrees that upon payment in full of all Obligations (other than contingent obligations not due and owing), whether as a result of Conversion or repayment of the Obligations in accordance with the terms of the Transaction Documents, and the termination of any applicable commitments pursuant to the terms of the Transaction Documents, the security interests granted hereby shall, subject to the Secured Party’s rights of reinstatement set forth in any Transaction Documents, automatically terminate and all rights to the Collateral shall automatically revert to the applicable Grantor without further action from any Person.  Secured Party further agrees that upon any time following such termination of the security interests or release of any Collateral, Secured Party shall, at the expense of the Grantors, execute and deliver to the Grantors such documents as the Loan Parties shall reasonably request to evidence the termination of the security interests or the release of such Collateral, as the case may be.

26.        Termination.  Upon indefeasible payment in cash or as a result of Conversion in accordance with the Transaction Documents and satisfaction in full of the Obligations (other than contingent obligations not due and owing) and termination of all commitments relating thereto, Secured Party shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by Secured Party, and at the sole expense of the Grantors, to the Grantors, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by Secured Party pursuant to the terms hereof and not theretofore reassigned, redelivered and released to the Grantors, together with appropriate instruments of reassignment and release.

[Signature pages to follow]

IN WITNESS WHEREOF, intending to be legally bound, each Grantor has caused this Agreement to be duly executed as of the date first above written.

GSE SYSTEMS, INC.

By:	/s/ Emmett Pepe
Name: Emmett Pepe
Title: Treasurer and Chief Financial Officer

GSE PERFORMANCE SOLUTIONS, INC.

By:	/s/ Emmett Pepe
Name: Emmett Pepe
Title: Secretary and Treasurer

HYPERSPRING, LLC

By:	/s/ Emmett Pepe
Name: Emmett Pepe
Title: Secretary and Treasurer

ABSOLUTE CONSULTING, INC.

By:	/s/ Emmett Pepe
Name: Emmett Pepe
Title: Secretary and Treasurer

GSE TRUE NORTH CONSULTING, LLC

By:	/s/ Emmett Pepe
Name: Emmett Pepe
Title: Secretary and Treasurer

GSE DESIGN & ANALYSIS, LLC

By:	/s/ Emmett Pepe
Name: Emmett Pepe
Title: Secretary and Treasurer

[Signature Page to Security Agreement]

Accepted:

NUCLEAR ENGINEERING HOLDINGS LLC

By:	/s/ Sam Veselka
Name:	Sam Veselka
Title:	Managing Director

[Signature Page to Security Agreement]

Schedule I

Liens

None.